Exhibit 10.9

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

17 C.F.R. Section 200.80(b)(4) and Rule 406 of the

Securities Act of 1933, as amended.

THIS AGREEMENT dated March     , 2015 is made BETWEEN:

(1)	THE CHANCELLOR, MASTERS, AND SCHOLARS OF THE UNIVERSITY OF OXFORD, whose administrative offices are at University Offices, Wellington Square, Oxford 0X1 2JD, England and its Affiliates (“the University”); and

(2)	WAVE LIFE SCIENCES, PTE. LTD, a company registered under the laws of Singapore, with corporate offices at 419 Western Avenue, Boston MA 02135 (“the Sponsor”)

1.	DEFINITIONS

In this Agreement the following expressions have the meaning set opposite:

Academic Publication:	the publication of an abstract, article or paper in a journal or an electronic repository; its presentation at a conference or seminar; or press release or other public announcement; and in clauses 5 and 6 “to Publish” and “Publication” are to be construed accordingly;

Affiliate:	with respect to any Party, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with, such Party. A person or entity, such as a corporation, partnership, limited liability company, trust, business trust, association, joint venture, non-profit organization, or university shall be regarded as in control of another Party if it owns, or directly or indirectly controls, at least fifty percent (50%) of the voting stock or other ownership interest of such Party, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of a Party by any means whatsoever;

this Agreement:	this document, including its Schedules, as amended from time to time in accordance with clause 10.9;

Background Information, Materials & IP:	(i) information, data, techniques, Know-how, software and Materials that are owned or controlled by a Party (regardless of the form or medium in which they are disclosed or stored) and that are provided by such Party to the other for use in the Project during the Project Period, whether existing before or after the date of this Agreement and (ii) Intellectual Property that is owned or controlled by a Party prior to carrying out the Project or is conceived, developed or first reduced to practice by a Party independently of the Project and provided by such Party for use in the Project during the Project Period.

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a Business Day:	Monday to Friday (inclusive) except bank or public holidays in England and the United States;

Confidential Information:	any (i) Background Information, Materials & IP disclosed by a Party to the other for use in the Project and identified as confidential before or within [***] days of the time of disclosure; (ii) Research Reports; and (iii) Results;

the Effective Date:	1 April 2015;

the Financial Contribution:	the financial contribution to be provided by the Sponsor set out in Schedule 1;

the Good Data Management Practices:	the practices and procedures sat out in Schedule 3;

Intellectual Property:	patents, trademarks, service marks, registered designs, copyrights, database rights, design rights, confidential information, trade secrets, applications for any of the above, and any similar right recognised from time to time in any jurisdiction, or other rights issuing from, or filed subsequent to the date of this Agreement, based on or claiming priority to or from the applications, patents, and rights listed above, including but not limited to continuations, continuations in part, divisionals, reexaminations, extensions, reissues, substitutions, renewals, supplementary protection certificates, registrations, and confirmations of any of the foregoing, and any patents resulting from any such application or right, together with all rights of action in relation to the infringement of any of the above;

Inventions:	Any data or information, processes, compositions of matter, learnings, improvements and Know-how, whether or not patentable, conceived or reduced to practice by any Party in the course of performing the Project that may be used in support of or as the basis or foundation for Intellectual Property;

the Key Personnel:	the Principal Investigator and any other key personnel identified in Schedule 2;

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Know-how:	unpatented technical information including, without limitation, information relating to inventions, discoveries, concepts, methodologies, models, research, development and testing procedures, the results of experiments, tests and trials, manufacturing processes, techniques and specifications, quality control data, prototypes, analyses, reports and submissions, trade secrets, in all cases whether or not patentable and that is not in the public domain, and specifically, without limiting the foregoing: (i) data and information relating to the engineering, design or manufacture of stereo-controlled or stereo-pure nucleic acid based molecules; (ii) the general chemical stability, metabolism, pharmacokinetic or pharmacodynamics effect of stereo-controlled or stereo-pure nucleic acid based molecules; and (iii) the use of stereo-controlled or stereo-pure nucleic acid based molecules to treat disease;

the Location:	the location(s) at which the Project will be carried out as set out in Schedule 2;

Materials	proprietary original material, progeny (every descendant from the Material), derivatives (a functional subunit of Material), any substance expressed by or from Material and modifications (substances created by the Recipient which contain or incorporate Material or through use of Material), or any chemical compound derivatives, modifications and improvements, fragments or portion thereof and associated Know-how, information and data provided by the Sponsor to the University under this Agreement, including but not limited to rationally designed stereo-controlled or stereo-pure nucleic acid based molecules

Party:	The Sponsor or the University are each referred to as a “Party” or collectively as the “Parties”;

the Principal Investigator:	Prof Mathew Wood or his or her successor appointed under clause 9.2;

the Project:	the programme of work described in Schedule 2, as amended from time to time in accordance with clause 10.9;

the Project Period:	the period described in clause 2.1;

the Results:	all (i) data, information, Know-how, Inventions or learnings first generated or resulting from the

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Project, including underlying data, observations, theses, hypotheses and conclusions drawn therefrom and (ii) Intellectual Property conceived, developed, identified or first reduced to practice or writing in the course of the Project;

the Sponsor’s Supervisor:	Chandra Vargeese, Ph.D.

2.	THE PROJECT

2.1	The Project will begin on the Effective Date and will continue until for a period of eighteen (18) months or until any later date agreed in writing between the parties, or until this Agreement is terminated in accordance with clause 8 or 9.

2.2	Each of the parties will carry out the tasks allotted to it in Schedule 2, and will provide the human resources, materials, facilities and equipment that are designated as its responsibility in Schedule 2. The Project will be carried on under the direction and supervision of the Sponsor’s Supervisor. The Project will be carried out at the Location.

2.3	Each of the parties will use all reasonable endeavours to obtain all regulatory and ethical licences, consents and approvals necessary to allow it to carry out the tasks allotted to it in Schedule 2.

2.4	Each of the parties will ensure that its employees and students (if any) involved in the Project: (i) observe the conditions attaching to any regulatory and ethical licences, consents and approvals; (ii) keep complete and accurate records of all research, development and other work carried out in connection with the Project and of all Results and observations, signed by the people who obtained each Result or made those observations, and countersigned by an employee of that Party who is not a member of the research team but who understands the work; and (iii) comply with the Good Data Management Practices.

2.5	Although each of the parties will use reasonable endeavours to carry out the Project in accordance with Schedule 2, neither Party undertakes that any research will lead to any particular result, nor does it guarantee a successful outcome to the Project.

2.6

The University will keep the Sponsor advised of the progress of the Project and will provide the Sponsor with reports as it reasonably requests from time to time, but on no less than a monthly basis. Such reports may be in email format and shall summarise the progress of the Project and detail the Results (each such report an “Interim Report”). Within [***] days following completion of the Project, the University agrees to furnish the Sponsor with a formal written report setting forth all the Results generated in performing Project (“Final Report”). Such Interim Reports and the Final Report shall be collectively referred to as the “Research Reports” and the Research Reports shall be Confidential Information under this Agreement. The University shall use its best efforts to ensure that the Research Reports include a clear, detailed and accurate description of the Results and include sufficient detail (when viewed collectively) to adequately support patent applications relating to any Inventions. During the Project Period, the Principal Investigator and the Sponsor’s Supervisor and other representatives of the Parties as required will meet at times

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(but no less than quarterly) and places mutually agreed upon, including by teleconference, with the purpose of reviewing the progress and Results, as well as ongoing plans, changes or amendments to the Project and identifying any Inventions arising from the collaboration.

2.7	Each of the parties warrants to the other that it has full power and authority under its constitution, articles of association, by-laws, or other operating documents, and has taken all necessary actions and obtained all authorisations, licences, consents and approvals, to allow it to enter into this Agreement.

3.	FINANCIAL CONTRIBUTION AND EXTERNAL FUNDING

3.1	The University will keep complete and accurate accounts of its expenditure on the Project. The Sponsor will pay the Financial Contribution to the University in accordance with Schedule 1 within [***] days after receipt by the Sponsor of [***] invoices. Where the Financial Contribution is being claimed against costs and expenses incurred by the University, each invoice must be accompanied by a statement certified by an authorised officer of the University.

3.2	All amounts payable to the University under this Agreement are exclusive of VAT (or any similar tax) which the Sponsor will pay at the rate from time to time prescribed by law.

3.3	If the Sponsor fails to make any payment due to the University under this Agreement, without prejudice to any other right or remedy available to the University, the University may charge interest (both before and after any judgement) on the amount outstanding, on a daily basis at the rate of [***] per cent ([***]%) per annum above the London Interbank Offer Rate from time to time in force. That interest will be calculated from the date or last date for payment to the actual date of payment, both dates inclusive, and will be compounded annually. The Sponsor will pay that interest to the University on demand.

3.4	Except as set out in Schedule 2, the University will own all equipment purchased or constructed by it, or for it, using the Financial Contribution.

4.	USE AND EXPLOITATION OF INTELLECTUAL PROPERTY

4.1	Each Party shall disclose Background Information, Materials & IP owned or controlled by it to the Project that it believes is reasonably required to enable or further the Project. This Agreement does not affect the ownership of any (i) Background Information, Materials & IP or (ii) technology, design, work, invention, software, data, technique, Know-how, or materials that are not Results and, accordingly, the Parties hereto agree that all right, title and interest in the Background Information, Materials & IP of each Party will remain the property of each such Party (or its licensors, as applicable). No licence to use any Background Information, Materials & IP or any other Intellectual Property is granted or implied by this Agreement except the rights expressly granted in this Agreement.

4.2

Each Party grants the other a limited, royalty-free, fully paid, non-exclusive licence to use its Background Information, Materials & IP for the purpose of carrying out the Project during the Project Period, but for no other purpose. Neither Party may grant any sub-licence to use the other’s Background Information, Materials & IP except

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that the Sponsor may allow its Affiliates and any person or entity working for or on behalf of the Sponsor or its Affiliates to use the University’s Background Information, Materials & IP for the purpose of carrying out the Project.

4.3	The University shall not duplicate or reverse engineer the Materials provided by the Sponsor pursuant to the Project or disseminate the Materials to any third party. The University agrees that persons who may have access to the Material shall be limited to its Principal Investigator and his direct reports. The University shall not use the Material for diagnosing, testing in or treatment of human subjects. The University shall comply with all applicable laws and regulations applicable to the handling, use and disposal of the Material. Any Material remaining upon completion of the Project shall either be returned to the Sponsor or discarded consistent with Sponsor’s written instructions and applicable laws and regulations.

4.4	The Sponsor will own the Results and may take such steps as it may decide from time to time, and at its own expense, to register and maintain any protection for Intellectual Property included in or arising or derived from the Results, including filing and prosecuting patent applications for any of the Inventions included in the Results, in each case without additional compensation or consideration to the University. Where a third party such as a student or contractor is involved in the Project, the University or the Party engaging that contractor (as the case may be) will ensure that the student and the contractor assign any Intellectual Property they may have in the Results in order to be able to give effect to the provisions of this clause 4. The University will ensure that its employees and students involved in the creation of the Results give the Sponsor such assistance as the Sponsor may reasonably request in connection with the registration and protection of the Intellectual Property in the Results, including filing and prosecuting patent applications for any Inventions included in the Results, and taking any action in respect of any alleged or actual infringement of the resulting Intellectual Property. To this end, the University represents, warrants and covenants that the Principal Investigator and its students, contractors and employees that may have access to the Results are, or will be, subject to written and enforceable intellectual property invention assignment agreements with the University or written and enforceable University policies that vest the ownership of the Results in the University. Accordingly, for good and valuable consideration, the receipt of which is hereby acknowledged, the University will assign and does hereby irrevocably assign all of its rights, title and interest to the Results, including any Intellectual Property included in or arising or derived from the Results, to the Sponsor. The University shall cooperate in good faith with Sponsor and shall take all measures and execute all documents as are necessary to assign all of its right, title and interest to the Sponsor, and perfect title solely in the name of Sponsor, for all of the Intellectual Property pertaining to the Results, and to facilitate the filing, prosecution, defence and enforcement of all such Intellectual Property by the Sponsor, at Sponsor’s sole cost.

4.5	The University will notify the Sponsor promptly after identifying any Results that the University believes may constitute Inventions, and will supply the Sponsor with copies of such Results. The University will notify other Results to the Sponsor in the reports provided under clause 2.4 and the Research Reports 2.6. The University will not file any patent applications relating to the Results and hereby covenants that if it does, it will irrevocably assign and hereby irrevocably assigns such patent applications to the Sponsor for no additional consideration.

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4.6	The Sponsor grants the University a royalty-free, non-exclusive licence to use the Results for the purpose of carrying out the Project, but for no other purpose. The University may not grant any sub-licence to use the Results. Upon the completion of the Project, the license granted to the University under this clause 4 shall automatically and immediately terminate except as otherwise specifically stated herein.

4.7	Despite the assignment or agreement to assign under clause 4.4, the University, its employees and students will have the irrevocable, royalty-free right to use the Results for the purposes of the University’s own internal academic teaching and other scholarly uses that are undertaken for the sole purpose of education and academic research. Notwithstanding the foregoing, the rights in this clause are subject to the rules on Academic Publication in clause 5 and confidentiality in clause 6. For clarity, such Academic and Research Purposes shall not extend to the use of the Results in collaboration with any for-profit or commercial third party where such party would be granted any (i) rights to commercially exploit the Results in any way; nor (ii) access to any of the Sponsor’s Background Information, Materials & IP or the Research Reports.

4.8	The Sponsor will provide the University with such information as the University may reasonably request from time to time to demonstrate that the Sponsor is exploiting or is taking reasonable steps towards exploiting the Results. If the Sponsor does not demonstrate that it is exploiting any of the Results or is taking reasonable steps towards exploiting them, then the Sponsor may, in its discretion, elect to abandon any patent applications or issued patent included in the Intellectual Property arising or derived from any Invention included in the Results (the “Abandoned IP”). Following such abandonment, the University shall have the right, but not the obligation, to commence or continue such prosecution and to maintain any such patent or patent application under its own control and at its own expense and such patent or patent application shall thereafter be excluded from the definition of Results for purposes of this Agreement. Prior to any such abandonment, the Sponsor shall give the University at least [***] notice and a reasonable opportunity to take over prosecution of such patent or patent application. The Sponsor agrees to cooperate in such activities including execution of any documents necessary to enable University to retain ownership and control of such patent or patent application and, if necessary, will assign, and hereby assigns, all of its rights and interest to such Abandoned IP to the University.

5.	ACADEMIC PUBLICATION

5.1	Subject to clause 5.2 an employee or student of the University (whether or not involved in the Project) may, provided a Confidentiality Notice under clause 5.2 has not been given:

5.1.1	Discuss work undertaken as part of the Project in University seminars, tutorials and lectures; and

5.1.2	Publish the Results, including any Background Information, Materials & IP of the Sponsor (unless it is the Sponsor’s Confidential Information) in support of the Results.

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5.2	The Sponsor and the University anticipate that a high impact academic Publication will arise following the successful conduct of the Project, and nothing in this Agreement shall prevent or hinder the University from seeking to publish such a Publication, provided that the procedure in this clause 5.2 is followed. The University will submit to the Sponsor, in writing, a copy of the proposed Publication at least [***] days before the date of the proposed submission for Publication. The Sponsor may, by giving written notice to the University (“a Confidentiality Notice”):

(a)	require the University to delay the proposed Publication for a maximum of [***] months after receipt of the Confidentiality Notice if, in the Sponsor’s reasonable opinion, that delay is necessary in order to seek patent or similar protect on for any of the Sponsor’s Background Information, Materials & IP or any Results that are to be Published; or

(b)	prevent the Publication of any of the Sponsor’s Background Information, Materials & IP that is Confidential Information. For the avoidance of doubt the University shall not publish the full stereochemical and chemical structure of any of the Sponsor’s Background Information, Materials & IP without the prior written consent of the Sponsor, provided that the Sponsor will consent to the University disclosing in a Publication sufficient information about the nature of the Sponsor’s Background Information, Materials & IP and the potential use of the same in the treatment of Muscular Dystrophy as would ordinarily be required of a high quality academic Publication.

The Sponsor must give that Confidentiality Notice within [***] days after the Sponsor receives a copy of the proposed Publication. If the University does not receive a Confidentiality Notice within such [***] day period, its employee or student may proceed with the proposed Publication, provided that, whether or not a Confidentiality Notice has been given, any of the Sponsor’s Background Information, Materials & IP that is Confidential Information may not be published.

6.	CONFIDENTIALITY

6.1	Subject to clause 5, neither Party will disclose to any third party, nor use for any purpose except carrying out the Project, any of the other Party’s Confidential Information.

6.2	Neither Party will be in breach of any obligation to keep any Background Information, Materials & IP, Results or other information confidential or not to disclose it to any third party to the extent that it:

6.2.1	was known to the Party making the disclosure before its receipt from the other Party, as demonstrated by written records or other tangible documentation, and is not otherwise subject to an obligation of confidentiality to the other Party;

6.2.2	is, as of the date of this Agreement, in the public domain, or subsequently enters the public domain through no fault of the receiving Party

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6.2.3	has been obtained by the Party making the disclosure from a third party in lawful possession of such information in circumstances where the Party making the disclosure has no reason to believe that there has been a breach of an obligation of confidentiality owed to the other Party;

6.2.4	is independently developed by the Party making the disclosure as demonstrated by written or other tangible evidence without reference to or benefit of information disclosed to it by the other Party;

6.2.5	is disclosed pursuant to the requirement of any law or regulation (provided, in the case of a disclosure under the Freedom of Information Act 2000, none of the exceptions to that Act applies to the information disclosed) or the order of any court of competent jurisdiction, and the Party required to make that disclosure has informed the other of the requirement and the information required to be disclosed, provided, however, that:

(a)	in the event that either Party hereto is required by applicable statute or regulation or by judicial or administrative process to disclose any part of the Confidential Information which is disclosed to it hereunder pursuant to this clause 6.2.5, the receiving Party shall (i) promptly notify the disclosing Party of each such requirement and identify the Confidential Information required to be disclosed by such order, regulation, or law so that the disclosing Party, at its expense, may seek an appropriate protective order or other remedy and (ii) consult with the disclosing Party on the advisability of taking legally available steps to resist or narrow the scope of such requirement; and

(b)	if, in the absence of such a protective order the receiving Party is nonetheless required by mandatory applicable law to disclose any part of the Confidential Information which is disclosed to it hereunder, the receiving Party may make such required disclosure of Confidential Information without liability under this Agreement, provided that the receiving Party shall furnish only that portion of the Confidential Information which it is legally required under such order, law or regulation; or

6.2.6	is approved for release in writing by an authorised representative of the other Party.

6.3	The University will not be in breach of any obligation to keep any of the Sponsor’s Background Information, Materials & IP that is not Confidential Information, or any Results, by Publishing any of the same if the University has followed the procedure in clause 5.2 and has received no Confidentiality Notice within the period stated in that clause.

6.4	The Sponsor will not be in breach of any obligation to keep any of the University’s Background Information, Materials & IP, or other information, confidential or not to disclose them to any third party, by making them available to any Affiliate, or any person working for or on behalf of the Sponsor or an Affiliate, who needs to know the same in order to exercise the rights granted in this Agreement, provided they are not used except as expressly permitted by this Agreement and the recipient undertakes to keep that Background Information, Materials & IP confidential.

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6.5	If the University receives a request under the Freedom of Information Act 2000 to disclose any information that, under this Agreement, is the Sponsor’s Confidential Information, it will notify the Sponsor and will consult with the Sponsor promptly and before making any disclosure under that Act. The Sponsor will respond to the University within 10 days after receiving the University’s notice. If that notice requests that the Sponsor provide information to assist the University to determine whether or not an exemption to the Freedom of Information Act applies to the information requested under that Act, the Sponsor will use its reasonable efforts to provide such information promptly.

6.6	Neither the University nor the Sponsor will use the other’s name or logo in any press release or product advertising, or for any other promotional purpose, without first obtaining the other’s written consent, except that: (i) the University may identify the sums received from the Sponsor in the University’s Annual Report and similar publications; (ii) the Sponsor may disclose the existence of this Agreement to its investors or prospective investors; and (iii) as otherwise required by law or regulation.

7.	LIMITATION OF LIABILITY

7.1	Neither of the parties, except under clause 7.8, makes any representation or gives any warranty to the other that any advice or information given by it or any of its employees or students who work on the Project, or the content or use of any Results or Background Information, Materials & IP will not constitute or result in any infringement of third-party rights.

7.2	Except under the limited warranty in clause 7.8 and the indemnity in clause 7.3, and subject to clause 7.6, neither Party accepts any liability or responsibility for any use which may be made by the other Party of any Results, nor for any reliance which may be placed by that other Party on any Results, nor for advice or information given in connection with any Results.

7.3	The Sponsor will indemnify the University and the Principal Investigator and his direct reports (the Indemnified Parties), and keep them fully and effectively indemnified, against each and every claim made against any of the Indemnified Parties as a result of the Sponsor’s use of any of the Results or any materials, works or information received from them pursuant to the terms of this Agreement, provided that the Indemnified Party must:

7.3.1	promptly notify the Sponsor of details of the claim;

7.3.2	not make any admission in relation to the claim;

7.3.3	allow the Sponsor to have the conduct of the defence or settlement of the claim; and

7.3.4	give the Sponsor all reasonable assistance (at the Sponsor’s expense) in dealing with the claim.

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Notwithstanding the foregoing, the indemnity in this clause will not apply to the extent that the claim arises as a result of the Indemnified Party’s negligence, its breach of clauses 5 or 6, the deliberate breach of this Agreement or its knowing infringement of any third party’s Intellectual Property.

7.4	Subject to clause 7.6, and except under the indemnity in clause 7.3, the liability of either Party to the other for any breach of this Agreement, any negligence or arising in any other way out of the subject matter of this Agreement, the Project and the Results, shall not extend: (i) to any indirect damages or losses; nor (ii) to any loss of profits, loss of bargain, loss of revenue, loss of business, or loss of opportunity, whether direct or indirect, even if, in any such case, the Party bringing the claim has advised the other of the possibility of those losses.

7.5	Subject to clause 7.6, and except under the indemnity in clause 7.3, the aggregate liability of each Party to the other for all and any breaches of this Agreement, any negligence or arising in any other way out of the subject matter of this Agreement, the Project and the Results, will not exceed in total the Financial Contribution.

7.6	Nothing in this Agreement limits or excludes either Party’s liability for:

7.6.1	death or personal injury;

7.6.2	any fraud or for any sort of liability that, by law, cannot be limited or excluded; or

7.6.3	any loss or damage caused by a deliberate breach of this Agreement or a breach of clauses 4.3, 4.4, 4.5, 4.7, 5 or 6.

7.7	The express undertakings and warranties given by the parties in this Agreement are in lieu of all other warranties, conditions, terms, undertakings and obligations, whether express or implied by statute, common law, custom, trade usage, course of dealing or in any other way. All of these are excluded to the fullest extent permitted by law.

7.8	The University warrants to the Sponsor that, in relation to any assignment made under or pursuant to clause 4.4 and 4.5:

7.8.1	the University has the right to dispose of the Intellectual Property in the Results and that the University it will, at its own cost, do all that it reasonably can to give the title that it purports to give; and

7.8.2	that the Intellectual Property in the Results is free from all charges and encumbrances and rights of any third party (except those that the University is unaware or could not reasonably be aware of).

8.	FORCE MAJEURE

If the performance by either Party of any of its obligations under this Agreement, except a payment obligation, is delayed or prevented by circumstances beyond its reasonable control, that Party will not be in breach of this Agreement because of that delay in performance. However, if the delay in performance is more than 6 months, the other Party may terminate this Agreement with immediate effect by giving written notice to the other Party.

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9.	TERMINATION

9.1	Either Party may terminate this Agreement with immediate effect by giving notice to the other Party if:

9.1.1	the other Party is in breach of any provision of this Agreement and, if it is capable of remedy, the breach has not been remedied within 60 days after receipt of written notice specifying the breach and requiring its remedy; or

9.1.2	the other Party shall become bankrupt, or shall file a petition in bankruptcy, or if the business of the Sponsor shall be placed in the hands of a receiver, assignee or trustee for the benefit of creditors, whether by the voluntary act of the Sponsor or otherwise.

9.2	Each of the parties will notify the other promptly if at any time any of the Key Personnel appointed by that Party is unable or unwilling to continue to be involved in the Project. Within 2 months after the date of that notice, the Party who originally appointed that member of the Key Personnel will nominate a successor. The other Party will not unreasonably refuse to accept the nominated successor, but if the successor is not acceptable to the other Party on reasonable grounds, or if the appointor cannot find a successor, either Party may terminate this Agreement by giving the other not less than 2 months’ notice.

9.3	Clauses 1, 3, 4, 5, 6, 7, 9.3, 9.4, 9.5 and 10 will survive the expiry of the Project Period or the termination of this Agreement for any reason and will continue indefinitely.

9.4	On the termination of this Agreement, the Sponsor will pay the University for all work done prior to termination. If the Sponsor has paid any of the Financial Contribution in advance and the whole of that contribution has not, by the end of the Project Period or the termination of this Agreement, been used by the University for the purposes for which that Financial Contribution was provided, the University will return to the Sponsor the unused portion of that contribution.

9.5	Following the termination of this Agreement by the Sponsor under clause 9.2, if the Financial Contribution includes the costs of employing any University staff involved in the Project, the Sponsor will continue to reimburse, in accordance with clause 3, the actual direct employment costs of staff who were appointed by the University to work on the Project before the service of the notice, provided that the University takes all reasonable steps to minimise those costs. Reimbursement will continue until the effective date of termination of each staff contract or the date on which the Project was to have ended (whichever is the earlier). Those direct employment costs will include a proportion of any redundancy costs that have been incurred by the University as a direct result of the termination of this Agreement, that proportion to be calculated by dividing the individual’s involvement in the Project by the duration of his period of employment by the University.

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10.	GENERAL

10.1	Notices: Any notice to be given under this Agreement must be in writing, may be delivered to the other Party or parties by any of the methods set out in the left hand column below, and will be deemed to be received on the corresponding day set out in the right hand column:

Method of service	Deemed day of receipt

By hand or courier	the day of delivery

By pre-paid first class post	the third Business Day after posting

By recorded delivery post	the second Business Day after posting

The parties’ respective representatives for the receipt of notices are, until changed by notice given in accordance with this clause, as follows:

For the University:	For the Sponsor:

Name: The Director, Research Services	Name: Chandra Vargeese

Address: University Offices Wellington Square Oxford OX1 2JD	Address: c/o Wave Life Sciences Pte Ltd 419 Western Avenue Boston, MA 02135 USA
email address: research.services@admin.ox.ac.uk	email address: [***]

10.2	Headings: The headings in this Agreement are for ease of reference only; they do not affect its construction or interpretation.

10.3	Assignment: Neither Party may assign or transfer this Agreement as a whole, or any of its rights or obligations under it, without first obtaining the written consent of the other Party and that consent may not be unreasonably withheld or delayed. Notwithstanding the foregoing, provided that it gives reasonable notice to the University, the Sponsor may assign this Agreement without the consent of the University (i) to a purchaser, merging, or consolidating corporation, or acquirer of all or substantially all of its assets or business (or that portion thereof to which this Agreement relates) and/or pursuant to any reorganization of such part or (ii) to an Affiliate of the Sponsor.

10.4	Illegal/unenforceable provisions: If the whole or any part of any provision of this Agreement is void or unenforceable in any jurisdiction, the other provisions of this Agreement, and the rest of the void or unenforceable provision, will continue in force in that jurisdiction, and the validity and enforceability of that provision in any other jurisdiction will not be affected.

10.5

Waiver of rights: If a Party fails to enforce, or delays in enforcing, an obligation of the other Party, or fails to exercise, or delays in exercising, a right under this Agreement, that failure or delay will not affect its right to enforce that obligation or

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constitute a waiver of that right. Any waiver of any provision of this Agreement will not, unless expressly stated to the contrary, constitute a waiver of that provision on a future occasion.

10.6	No agency: Nothing in this Agreement creates, implies or evidences any partnership or joint venture between the parties, or the relationship between them of principal and agent. Neither Party has any authority to make any representation or commitment, or to incur any liability, on behalf of the other.

10.7	Entire agreement: This Agreement constitutes the entire agreement between the parties relating to its subject matter. Each Party acknowledges that it has not entered into this Agreement on the basis of any warranty, representation, statement, agreement or undertaking except those expressly set out in this Agreement. Each Party waives any claim for breach of this Agreement, or any right to rescind this Agreement in respect of, any representation which is not an express provision of this Agreement. However, this clause does not exclude any liability which either Party may have to the other (or any right which either Party may have to rescind this Agreement) in respect of any fraudulent misrepresentation or fraudulent concealment prior to the execution of this Agreement.

10.8	Intentionally deleted

10.9	Amendments: No variation or amendment of this Agreement will be effective unless it is made in writing and signed by each Party’s representative.

10.10	Third parties: No one except a Party to this Agreement has any right to prevent the amendment of this Agreement or its termination, and no one except a Party to this Agreement may enforce any benefit conferred by this Agreement, unless this Agreement expressly provides otherwise.

10.11	Governing law: This Agreement is governed by, and is to be construed in accordance with, English law. The English Courts will have exclusive jurisdiction to deal with any dispute which has arisen or may arise out of or in connection with this Agreement, except that either Party may bring proceedings for an injunction in any jurisdiction.

10.12	Escalation: If the parties are unable to reach agreement on any issue concerning this Agreement or the Project within [***] days after one Party has notified the other of that issue, they will refer the matter to Director of Research Services in the case of the University, and to its Chief Executive Officer in the case of the Sponsor in an attempt to resolve the issue within [***] days after the referral. Either Party may bring proceedings in accordance with clause 10.11 if the matter has not been resolved within that [***] day period, and either Party may apply to the court for an injunction, whether or not any issue has been escalated under this clause.

SIGNED for and on behalf of the University:	SIGNED for and on behalf of the Sponsor:

Name: Dr. Dan Blakey	Name: Paul B. Bolno, M.D,
Position: Senior Research Services Manager University of Oxford	Position: President and Chief Executive Officer

Signature: /s/ Dan Blakey	Signature: /s/ Paul B. Bolno

Read and understood by the Principal Investigator

Name: Prof Matthew Wood

/s/ Matthew Wood
Signature

6/4/15
Date

***Confidential Treatment Requested***

SCHEDULE 1

The Financial Contribution

Date for Payment by the Sponsor[1]	Amount (excluding VAT2): US $
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]
[***]	[***	]

TOTAL	[***	]

All amounts in this Schedule exclude VAT.

All payments of the Financial Contribution will be made by bank transfer to the University’s US Dollar account:

Name of Bank:	[***]
Sortcode:	[***]
Address:	[***]
Account Name:	[***]
Account No.:	[***]
SWIFT address:	[***]
IBAN:	[***]

[1]	Within [***] days after receipt by the Sponsor of invoice
[2]	VAT will be added when chargeable.

***Confidential Treatment Requested***

SCHEDULE 2

[Description of Project]

***Confidential Treatment Requested***

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

17 C.F.R. Section 200.80(b)(4) and Rule 406 of the

Securities Act of 1933, as amended.

SCHEDULE 3

Good Data Management Practices

1.	Research data must be generated using sound scientific techniques and processes;

2.	Research data must be accurately recorded in accordance with good scientific practices by the people conducting the research;

3.	Research data must be analysed appropriately, without bias and in accordance with good scientific practices;

4.	Research data and the Results must be stored securely and be easily retrievable;

5.	Data trails must be kept to allow people to demonstrate easily and to reconstruct key decisions made during the conduct of the research, presentations made about the research and conclusions reached in respect of the research; and

6.	Each Party must have the right, on not less than [***] days written notice, to visit any other Party to verify that it is complying with the above practices and procedures.

***Confidential Treatment Requested***